VOTER PROFILE:
Voter ID: 123456789	Security ID: 123456789
Shares Held: 1,234,567	Household ID: 000000

VOTE REGISTERED TO:

REG LINE1

REG LINE2

REG LINE3

REG LINE4

REG LINE5

SHAREHOLDER’S REGISTRATION PRINTED HERE *BOXES FOR TYPSETTING PURPOSES ONLY*

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES

YOU OWN. PLEASE CAST YOUR VOTE TODAY!

Voting Instruction Form

SIGN, DATE AND VOTE ON THE REVERSE SIDE

VOTE ON THE INTERNET

Go to the website below and enter your control number or simply use your camera on your smart phone to scan this QR code. Internet voting is available 24 hours day.

vote.proxyonline.com

CONTROL NUMBER: 123456789101

VOTE BY PHONE

Call (888) 227-9349 to reach an automated touch- tone voting line or call the number below to speak with a live representative Monday through Friday 9 a.m. to 10 p.m. EST.

(800) 628-8532

VOTE BY MAIL

Mail your signed and voting instruction form and mail back in the postage paid envelope provided.

“FUND NAME HERE”

VOTING INSTRUCTION FORM FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH _ _, 2025

INSURANCE COMPANY NAME PRINTS HERE

The undersigned, revoking any previously executed voting instruction forms, hereby directs the above mentioned insurance company/Qualified Plan to vote the shares of the Fund mentioned above that are attributable to the undersigned’s interest as a policy owner on February 7, 2025 at the Special Meeting of Shareholders of the Fund (the “Special Meeting”) scheduled to be held on March _ _, 2025, at 10:00 a.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110 and at any adjournments, postponements, continuation or rescheduling thereof. Receipt of the related Joint Proxy Statement/Prospectus and accompanying Notice of the Special Meeting that describes the proposals to be considered and voted on is hereby acknowledged.

If you fail to return this Voting Instruction Form, depending on your separate account, the Insurance Company/Qualified Plan will vote all shares attributable to your account value in proportion to the votes of policy owners for which voting instructions have been received.

Shares will be voted in the manner specified in this Voting Instruction Form when properly executed and delivered. If no direction is made when the duly executed Voting Instruction Form is returned, the Insurance Company/Qualified Plan will vote in favor of the Proposal.

Do you have questions? If you have any questions about how to vote your proxy, please call toll-free (800) 628-8532. Representatives are available to assist you Monday through Friday 9:00am – 10:00pm Eastern Time.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March _ _, 2025. The Joint Proxy Statement/Prospectus for the Special Meeting is available at: https://vote.proxyonline.com/pioneer/docs

“Fund Name Here”

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Joint Proxy Statement/Prospectus of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Voting Instruction Form (reverse side). If the shares are held jointly, each holder should sign this Voting Instruction Form. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Voting Instruction Form

_____________________________________________________________

SIGNATURE (AND TITLE IF APPLICABLE)DATE

_____________________________________________________________

SIGNATURE (IF HELD JOINTLY)	DATE

By signing and dating above, you instruct the Separate Account/Qualified Plan to vote shares of the Fund attributable to your policy/account at the Special Meeting and all adjournments, postponements, continuation or rescheduling thereof. When properly executed, this Voting Instruction Form will be voted as indicated on the reverse side as “FOR” the Proposal if no choice is indicated. The Voting Instruction Form will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND THE PROPOSAL (SET FORTH BELOW) HAS BEEN PROPOSED BY THE BOARD OF TRUSTEES. This Voting Instruction Form will be voted as instructed. If no specification is made, the Voting Instruction Form will be voted “FOR” the proposal. If this Voting Instruction Form is not returned or is returned and not properly executed the Insurance Company/Qualified Plan will vote your shares in the same proportion as it votes the shares for which it has received instructions. This Voting Instruction Form may be revoked prior to its exercise by filing with the Insurance Company/Qualified Plan an instrument revoking this Voting Instruction Form or a duly executed voting instruction bearing a later date.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL

1.To approve an Agreement and Plan of Reorganization pursuant to which the Pioneer Fund listed above will reorganize into a corresponding series of Victory Variable Insurance Funds II.

FOR AGAINST ABSTAIN

○ ○ ○

THANK YOU FOR VOTING.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]